SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         J.G. WENTWORTH & COMPANY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                                          23-2927741
   -----------------------                              -------------------
   (State of incorporation                                (IRS Employer
      or organization)                                  Identification No.)


               The Graham Building
           15th and Ranstead Streets,
                   10th Floor
                Philadelphia, PA                                  19102
     ----------------------------------------                   ----------
     (Address of principal executive offices)                   (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

       Securities to be registered pursuant to Section 12(g) of the Act:



                     Common Stock, par value $0.01 per share
                     ---------------------------------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered.

     A description of the Registrant's Common Stock, par value $0.01 per share, set forth under the caption "Description of Capital Stock" beginning on page 66 of the Registrant's Registration Statement on Form S-1 (File No. 333-37891), as amended, is hereby incorporated by reference.

Item 2.   Exhibits.

          Exhibit No.       Description
          -----------       -----------
             2.1            Certificate of Incorporation of J.G. Wentworth
                               & Company, Inc. (1)
             2.2            Bylaws of J.G. Wentworth & Company, Inc. (1)
             2.3            Specimen of Common Stock Certificate (2)

-----------------
(1) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-1 (File No.333-37891), as amended, and incorporated herein by reference.

(2)  Filed herewith.

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            J.G. WENTWORTH & COMPANY, INC.
                                            ------------------------------
                                                     (Registrant)


Date: December 5, 1997                       By:  /s/ James J. O'Malley
                                                 -------------------------
                                                 James J. O'Malley
                                                 Chief Financial Officer